EXHIBIT 32.2

Section 1350 Certification

In connection with the Quarterly Report of China Logistics Group, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Yuan Huang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

June xx, 2013	/s/Yuan Huang Yuan Huang, Chief Financial Officer, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.